Exhibit 99.1

Quarterly Financial Highlights (unaudited)	At and For the Quarters Ended
	2011		2010
	June 30	March 31	December 31	September 30	June 30
(Dollars in thousands, except per share data)

Summary of Operations:
Interest income - taxable equivalent	$11,488	$10,457	$11,055	$11,675	$12,308
Interest expense	2,826	2,855	3,411	3,790	4,083
Net interest income - taxable equivalent	8,662	7,602	7,644	7,885	8,225
Less: Taxable-equivalent adjustment	69	70	70	79	114
Net interest income	8,593	7,532	7,574	7,806	8,111
Provision for loan losses	1,700	3,000	5,000	3,000	3,000
Net interest income after loan loss provision	6,893	4,532	2,574	4,806	5,111
Noninterest income	5,886	1,478	2,274	2,290	2,415
Noninterest expense	9,270	7,672	7,918	7,781	7,279
Net income (loss) before income taxes	3,509	(1,662)	(3,070)	(685)	247
Income tax expense (benefit)	1,213	(771)	(1,331)	(413)	(108)
Net income (loss)	2,296	(891)	(1,739)	(272)	355
Dividends on preferred stock	256	256	256	256	257
Net income (loss) available to common shareholders	$2,040	$(1,147)	$(1,995)	$(528)	$98

Per Common Share Data:
Net income (loss):
Basic	$0.18	$(0.10)	$(0.18)	$(0.05)	$0.01
Diluted	0.18	(0.10)	(0.18)	(0.05)	0.01
Weighted average shares outstanding:
Basic	11,455,642	11,491,734	11,173,174	10,844,386	9,077,042
Diluted	11,455,642	11,491,734	11,173,174	10,844,386	9,077,042
End of period shares outstanding	11,506,324	11,508,750	11,508,750	10,964,146	10,965,941
Cash dividends declared	$0.01	$0.01	$0.01	$0.04	$0.04
Book value	6.44	6.22	6.32	6.86	6.91
Tangible book value	6.29	6.09	6.17	6.70	6.73

Selected Financial Performance Ratios (annualized):
Return on average assets	0.73%	-0.44%	-0.74%	-0.20%	0.04%
Return on average common equity	11.00%	-6.39%	-10.68%	-2.77%	0.56%
Noninterest income to average total assets	2.12%	0.56%	0.85%	0.85%	0.87%
Noninterest expense to average total assets	3.34%	2.91%	2.95%	2.88%	2.63%

Operating Earnings (Non-GAAP):
Net income (loss) available to common shareholders	$2,040	$(1,147)	$(1,995)	$(528)	$98
(Gain) loss on acquisition, net of tax	(2,695)	155	(90)	(118)	(368)
(Gain) loss on sale of investments, net of tax	-	-	-	(186)	(6)
Other-than-temporary impairment on securities, net of tax	-	-	365	-	-
Acquisition and integration expenses, net of tax	345	27	26	86	57
Net operating loss	$(310)	$(965)	$(1,694)	$(746)	$(219)

Operating net loss per common share:
Basic	$(0.03)	$(0.08)	$(0.15)	$(0.07)	$(0.02)
Diluted	(0.03)	(0.08)	(0.15)	(0.07)	(0.02)

Net Interest Margin (annualized):
Yield on earning assets	4.95%	4.62%	4.68%	4.91%	4.96%
Cost of funds	1.23%	1.32%	1.51%	1.66%	1.72%
Net interest rate spread	3.72%	3.30%	3.17%	3.25%	3.24%
Net interest margin (taxable equivalent)	3.78%	3.42%	3.25%	3.42%	3.48%

Quarterly Financial Highlights (unaudited)	At and For the Quarters Ended
	2011		2010
	June 30	March 31	December 31	September 30	June 30
(Dollars in thousands, except per share data)

Selected End of Period Balances:
Loans, net	$750,650	$724,655	$736,510	$754,740	$776,234
Investment securities	156,328	154,006	111,586	87,255	97,678
Total interest-earning assets	931,156	886,872	914,456	937,278	927,757
Total assets	1,117,993	1,041,444	1,064,487	1,087,558	1,077,431
Deposits	904,578	832,803	850,456	865,786	853,526
Shareholders' equity	94,771	92,276	93,443	95,682	96,410

Selected Quarterly Average Balances:
Loans, net	$753,874	$726,346	$747,054	$767,381	$780,209
Investment securities	157,513	135,645	100,691	91,361	100,501
Total interest-earning assets	918,118	902,141	928,756	915,882	949,130
Total assets	1,110,740	1,053,747	1,075,338	1,080,680	1,105,788
Deposits	896,353	841,387	853,185	853,902	859,408
Shareholders' equity	95,116	93,533	94,761	96,258	96,282

Credit Quality Information and Ratios:
Allowance for loan losses - beginning of period	$12,006	$11,924	$10,752	$9,796	$9,230
Add: Provision for loan losses	1,700	3,000	5,000	3,000	3,000
Less: Net charge-offs	964	2,918	3,828	2,044	2,433
Allowance for loan losses - end of period	12,742	12,006	11,924	10,752	9,797

Assets not covered by FDIC loss-share agreements:
Past due loans (30-89 days) accruing	5,687	5,692	13,787	6,602	10,145
Past due loans to total non-covered loans	0.99%	0.97%	2.34%	1.11%	1.68%

Nonperforming non-covered loans:
One-to-four family residential	1,406	2,373	1,864	2,068	1,646
Construction	-	72	14	163	896
Acquisition and development	5,155	4,675	2,560	340	691
Commercial land	3,167	4,653	4,360	5,034	3,252
Other commercial real estate	10,306	9,636	4,800	9,566	4,127
Commercial business	201	309	287	720	742
Consumer	2,440	2,639	2,529	1,930	1,652
Total nonperforming non-covered loans	22,675	24,357	16,414	19,821	13,006
Other nonperforming non-covered assets	10,723	8,463	7,650	8,557	8,239
Total nonperforming non-covered assets	33,398	32,820	24,064	28,378	21,245

Allowance for loan losses to total non-covered loans	2.22%	2.05%	2.02%	1.81%	1.62%
Net charge-offs to average non-covered loans (annualized)	0.66%	1.99%	2.59%	1.36%	3.22%
Nonperforming non-covered loans to non-covered loans	3.95%	4.15%	2.79%	3.33%	2.15%
Nonperforming non-covered assets to total assets	2.99%	3.15%	2.26%	2.61%	1.97%
Nonperforming non-covered assets to total non-covered loans and other real estate owned	5.72%	5.51%	4.03%	4.71%	3.46%

Assets covered by FDIC loss-share agreements:
Past due loans (30-89 days) accruing	12,987	7,006	5,767	8,701	5,257
Past due loans to total covered loans	7.34%	5.09%	3.91%	5.43%	3.07%

Total covered nonperforming loans	35,830	24,791	25,541	22,416	24,924
Other covered nonperforming assets	14,127	8,225	7,108	3,183	2,343
Total covered nonperforming assets	49,957	33,016	32,649	25,599	27,267

Capital Ratios:
Tangible common equity	6.49%	6.73%	6.69%	6.74%	6.86%
Total Risk-Based Capital (Bank only)	17.29%	16.70%	16.80%	16.83%	16.78%
Tier 1 Risk-Based Capital (Bank only)	16.03%	15.44%	15.54%	15.58%	15.52%
Tier 1 Leverage Capital (Bank only)	9.42%	9.89%	9.74%	9.58%	9.74%